Exhibit 99.1

Riot Blockchain Establishes Digital Green Energy Corp as New Subsidiary

Seasoned Technology Operations Executive to Serve as Subsidiary's President

CASTLE ROCK, Colo., Jan 9, 2018 — Riot Blockchain, Inc. (Nasdaq: RIOT) (the "Company") today announced that it has established Digital Green Energy Corp. as a wholly owned subsidiary to explore international infrastructure opportunities.  The Company is identifying environmentally friendly projects with large energy capacity and a cost-efficient rate for cryptocurrency mining and data center operations. Daniel Stefan Robertsen has been appointed President of Digital Green Energy Corp and will begin his duties in the role on January 24, 2018.

"We believe green energy infrastructure will continue to be in strong demand and we aim to position Riot accordingly," commented John O'Rourke, Chairman and CEO of the Company. "Securing access to a meaningful amount of reliable energy at a low cost will be Digital Green Energy's focus moving forward. Mr. Robertsen has expertise building and managing data center operations for companies including Facebook and Bitfury. He will be instrumental in building and expanding our energy infrastructure for efficient cryptocurrency mining and data center operations."

With more than 18 years of experience managing critical infrastructure for various high-tech industries, Mr. Robertsen was most recently Chairman and CEO of Bitfury Norway AS.  Mr. Robertsen has also held positions as: The Head of Data Centers and Critical FM Operations Management at Datacom Systems; Regional Critical FM Operations Snr. Manager of Telenor AS/Hanesth Group; and the European Data Center's Operations Manager for Facebook Inc.

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous digital currencies, including Bitcoin, Ethereum and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain, Inc. is leveraging its expertise and a network of professional advisors to build and support blockchain technologies.  It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain, while providing investment exposure to the rapidly growing Bitcoin and blockchain ecosystems. For more information, visit http://www.RiotBlockchain.com/.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com